1 Heavy Duty Gas Turbine (HDGT) Market • F-class gas turbines have held primary HDGT new unit share for over twenty years • Advanced technology H-class turbines showing significant growth over last five years • H-class turbine overtaking F-class for new unit share. GE entered H-class market in 2014. • GE has traditionally held approximately 40 to 50% of global HDGT market share

2 Alstom - (406) Ansaldo - (155) GE - (2,056) MHI - (399) Others - (36) Siemens - (1,466) 58% 34% North America 1,230 turbines Latin America 322 turbines 37% 27% Western Europe 481 turbines Eastern Europe 246 turbines 42% 39% Middle East 964 turbines Africa 208 turbines 34% 24% Asia 705 turbines India 123 turbines China 239 turbines Source: McCoy Power Reports E/F-Class Aftermarket: Global Installations 43% 36% 48% 23% 61% 20% 56% 22% 43% 35% Turbines > 100 MW installed 1980 -2012